Oclaro Announces Second Quarter Fiscal Year 2018 Financial Results

Calendar Year 2017 Revenue Grows by 18% with GAAP Operating Profit of 19%
SAN JOSE, Calif., – February 5, 2018 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced its financial results for the second quarter of fiscal year 2018, which ended December 30, 2017.

“The December quarter results were in line with our expectations. While revenue declined from the prior quarter, the team again delivered strong gross margin, profitability and cash flow,” said Greg Dougherty, Chief Executive Officer, Oclaro. “While we project March quarter revenue to be down sequentially, we anticipate another quarter of solid operating income. As the headwinds facing the industry begin to subside, and we ramp new products, our revenue is expected to resume growth in the June quarter.”

Results for the Second Quarter of Fiscal 2018

•
Revenues were $139.3 million for the second quarter of fiscal 2018. This compares with revenues of $155.6 million in the first quarter of fiscal 2018, and revenues of $153.9 million in the second quarter of fiscal 2017.

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GAAP gross margin was 37.2% for the second quarter of fiscal 2018. This compares with GAAP gross margin of 40.3% in the first quarter of fiscal 2018, and GAAP gross margin of 39.5% in the second quarter of fiscal 2017.

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Non-GAAP gross margin was 38.4% for the second quarter of fiscal 2018. This compares with non-GAAP gross margin of 40.6% in the first quarter of fiscal 2018, and non-GAAP gross margin of 39.8% in the second quarter of fiscal 2017.

•
GAAP operating income was $19.3 million for the second quarter of fiscal 2018. This compares with GAAP operating income of $31.2 million in the first quarter of fiscal 2018, and GAAP operating income of $33.4 million in the second quarter of fiscal 2017.

•
Non-GAAP operating income was $24.5 million for the second quarter of fiscal 2018. This compares with non-GAAP operating income of $34.6 million in the first quarter of fiscal 2018, and non-GAAP operating income of $36.2 million in the second quarter of fiscal 2017.

•
GAAP net income for the second quarter of fiscal 2018 was $18.7 million. This compares with GAAP net income of $26.5 million in the first quarter of fiscal 2018, and GAAP net income of $30.3 million in the second quarter of fiscal 2017.

•
Non-GAAP net income for the second quarter of fiscal 2018 was $23.1 million. This compares with non-GAAP net income of $34.5 million in the first quarter of fiscal 2018, and non-GAAP net income of $36.3 million in the second quarter of fiscal 2017.

•
GAAP earnings per diluted share for the second quarter of fiscal 2018 were $0.11. This compares with GAAP earnings per diluted share of $0.16 in the first quarter of fiscal 2018, and GAAP earnings per diluted share of $0.18 in the second quarter of fiscal 2017.

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Non-GAAP earnings per diluted share for the second quarter of fiscal 2018 were $0.14. This compares with non-GAAP earnings per diluted share of $0.20 in the first quarter of fiscal 2018, and non-GAAP earnings per diluted share of $0.21 in the second quarter of fiscal 2017.

•	Cash, cash equivalents, and short-term investments were $290.1 million at December 30, 2017.

Third Quarter Fiscal Year 2018 Outlook
The guidance for the quarter ending March 31, 2018 is:

•	Revenues in the range of $120 million to $128 million.

•	Non-GAAP gross margin in the range of 34% to 37%.

•	Non-GAAP operating income in the range of $13 million to $17 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, we have not provided reconciliations from non-GAAP to GAAP for our outlook. Certain elements of such reconciliations, such as restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets and other costs and contingencies unrelated to our current and future operations, are highly variable and we are not able to forecast these items within a meaningful range. We are better able to forecast stock-based compensation and amortization of other intangible assets, the two largest elements of such reconciliation, and we expect those elements to be approximately $3.9 million and $0.2 million, respectively, for the third quarter. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call
Oclaro will hold a conference call to discuss financial results for the second quarter of fiscal year 2018 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (323) 794-2551. A replay of the conference call will be available through February 19, 2018. To access the replay, dial (412) 317-6671. The passcode for the replay is 6096482. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro
Oclaro, Inc. (NASDAQ: OCLR), is a leader in optical components and modules for the long-haul, metro and data center markets. Leveraging more than three decades of laser technology innovation and photonics integration, Oclaro provides differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2018. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, in association with Oclaro’s second quarter of fiscal year 2018 financial results conference call, contains statements about management’s future expectations regarding the plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Investors should not unduly rely on such forward-looking statements. These forward-looking statements include statements concerning (i) financial guidance for the fiscal quarter ending March 31, 2018 regarding revenues, non-GAAP gross margin, and non-GAAP operating income, (ii) customer demand for Oclaro’s products, (iii) Oclaro’s future financial performance and operating prospects and (iv) the statements in our CEO’s quote. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including (i) our dependence on a limited number of customers for a significant percentage of our revenues, (ii) competition and pricing pressure, (iii) the absence of long-term purchase commitments from many of our long-term customers, (iv) our ability to effectively manage our inventory, (v) our ability to meet or exceed our gross margin expectations, (vi) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (vii) the effects of fluctuations in foreign currency exchange rates, (viii) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (ix) potential operating or reporting disruptions that could result from the implementation of our new enterprise resource planning system, (x) our manufacturing yields, (xi) our ability to conclude agreements with our customers on favorable terms, (xii) the risks associated with delays, disruptions or quality control problems in manufacturing, (xiii) fluctuations in our revenues, growth rates and operating results, (xiv) changes in our effective tax rates or outcomes of tax audits or similar proceedings, (xv) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (xvi) our dependence on a limited number of suppliers and key contract manufacturers, (xvii) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, (xviii) our ability to protect our intellectual property rights, (xix) the risks associated with our international operations, and (xx) other factors described under the caption "Risk Factors" and elsewhere in the documents we periodically file with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s core operating performance and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Management excludes certain items from its view of Oclaro’s core operating performance, such as impairment charges, deferred income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options, impairment of fixed assets and inventory and related expenses, certain other income and expense items, and the tax effects thereof. Management does not believe these items are reflective of Oclaro’s ongoing core operating performance and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 30, 2017	July 1, 2017
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$157,153	$219,270
Restricted cash	—	716
Short-term investments	132,955	37,559
Accounts receivable, net	122,880	122,287
Inventories	103,549	101,068
Prepaid expenses and other current assets	34,669	40,870
Total current assets	551,206	521,770
Property and equipment, net	135,746	114,333
Other intangible assets, net	393	699
Deferred tax assets, non-current	19,158	25,774
Other non-current assets	1,168	2,573
Total assets	$707,671	$665,149
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78,363	$88,316
Accrued expenses and other liabilities	42,561	42,499
Capital lease obligations, current	2,166	2,368
Total current liabilities	123,090	133,183
Deferred gain on sale-leasebacks	5,722	5,895
Capital lease obligations, non-current	1,234	1,379
Other non-current liabilities	11,474	11,019
Total liabilities	141,520	151,476
Stockholders’ equity:
Preferred stock	—	—
Common stock	1,694	1,676
Additional paid-in capital	1,694,824	1,688,777
Accumulated other comprehensive income	42,428	40,973
Accumulated deficit	(1,172,795)	(1,217,753)
Total stockholders’ equity	566,151	513,673
Total liabilities and stockholders’ equity	$707,671	$665,149

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016
	(Thousands, except per share amounts)
Revenues	$139,335	$155,598	$153,914
Cost of revenues	87,507	92,894	93,150
Gross profit	51,828	62,704	60,764
Operating expenses:
Research and development	15,358	16,435	13,758
Selling, general and administrative	16,892	14,866	13,355
Amortization of other intangible assets	154	152	241
Restructuring, acquisition and related (income) expense, net	—	—	82
Loss (gain) on sale of property and equipment	169	22	(74)
Total operating expenses	32,573	31,475	27,362
Operating income	19,255	31,229	33,402
Other income (expense):
Interest income (expense), net	123	434	70
Gain (loss) on foreign currency transactions, net	1,599	489	(3,324)
Other income (expense), net	936	574	156
Total other income (expense)	2,658	1,497	(3,098)
Income before income taxes	21,913	32,726	30,304
Income tax provision (1)	3,176	6,237	37
Net income	$18,737	$26,489	$30,267
Net income per share:
Basic	$0.11	$0.16	$0.18
Diluted	$0.11	$0.16	$0.18
Shares used in computing net income per share:
Basic	168,990	168,137	165,822
Diluted	170,692	170,849	168,856

(1) The Company has not completed its estimate of the impact of Public Law 115-97 (formerly known as the Tax Cuts and Jobs Act) on the realizability of its U.S. deferred tax assets and has, therefore, elected to utilize the reporting provisions of Staff Accounting Bulletin No. 118 issued by the U.S. Securities and Exchange Commission.

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016
	(Thousands)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$51,828	$62,704	$60,764
Stock-based compensation in cost of revenues	755	438	462
Restructuring costs in cost of revenues	969	—	—
Non-GAAP gross profit	$53,552	$63,142	$61,226

GAAP gross margin rate	37.2%	40.3%	39.5%
Non-GAAP gross margin rate	38.4%	40.6%	39.8%
Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$19,255	$31,229	$33,402
Stock-based compensation	3,939	3,199	2,589
Amortization of other intangible assets	154	152	241
Restructuring, acquisition and related (income) expense, net	969	—	82
Loss (gain) on sale of property and equipment	169	22	(74)
Non-GAAP operating income	$24,486	$34,602	$36,240

Reconciliation of GAAP net income to non-GAAP net income and adjusted EBITDA:
GAAP net income	$18,737	$26,489	$30,267
Stock-based compensation	3,939	3,199	2,589
Amortization of other intangible assets	154	152	241
Restructuring, acquisition and related (income) expense, net	969	—	82
Other (income) expense items, net	(936)	(574)	(156)
Loss (gain) on sale of property and equipment	169	22	(74)
Gain (loss) on foreign currency translation	(1,599)	(489)	3,324
Income tax effect	1,687	5,664	22
Non-GAAP net income	$23,120	$34,463	$36,295
Income tax provision	1,489	573	15
Interest (income) expense, net	(123)	(434)	(70)
Depreciation expense	7,344	6,195	4,935
Adjusted EBITDA	$31,830	$40,797	$41,175

Non-GAAP net income per share:
Basic	$0.14	$0.20	$0.22
Diluted	$0.14	$0.20	$0.21
Shares used in computing Non-GAAP net income per share:
Basic	168,990	168,137	165,822
Diluted	170,692	170,849	168,856

	Three Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$755	$438	$462
Research and development	858	867	526
Selling, general and administrative	2,326	1,894	1,601
Total	$3,939	$3,199	$2,589